UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GAMESQUARE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note: GameSquare Holdings, Inc. (the “Company”) has distributed the following written communication in connection with the Company’s 2026 Annual Meeting of Stockholders. A copy of the written communication can be found below.

Hey There.

We know your time is valuable, so we've made voting your shares faster than making a cup of coffee. Voting online or by phone takes just a few seconds.

We're proud of what we've accomplished together in 2025, and your participation ensures we can keep that momentum going in 2026. Please take a moment to vote your shares ahead of our **June 18, 2026 Annual Meeting**.

Justin Kenna
CEO, GameSquare

Your vote really matters.

If you do not vote, it will have the same effect as a vote against Proposal #4.

Please vote today via the Internet, by telephone or by completing, dating and signing the enclosed proxy card and returning it in the postage-paid envelope provided.

Your Vote Is Important. Please Vote Today!

If you have any questions, or need additional assistance in voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated
Toll-free at **(877) 687-1875** (from the U.S. and Canada)
or **(412) 232-3651** (from other locations)